EXHIBIT 99.1
PROLOGIS
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the year ended December 31, 2005
(In thousands, except per share data)

	ProLogis	Catellus	Pro Forma		ProLogis
	Historical (A)	Historical (B)	Adjustments		Pro Forma
Revenues:
Rental income	$635,186	$204,761	$(195	)(C)	$839,752
CDFS dispositions proceeds	1,140,457	77,874	(7,195	)(D)	1,211,136
Property management and other fees and incentives	66,934	—	—		66,934
Development management and other income	25,464	13,099	—		38,563

Total revenues	1,868,041	295,734	(7,390)		2,156,385

Expenses:
Rental expenses	176,119	55,978	2,833	(C)	234,930
Cost of CDFS dispositions	917,782	48,824	14,927	(D)	981,533
General and administrative	107,164	40,861	—	(E)	148,025
Depreciation and amortization	199,377	48,461	40,907	(F)	288,745
Merger integration expenses	12,152	—	—		12,152
Relocation expenses	4,451	—	—		4,451
Other expenses	8,633	88	—		8,721

Total expenses	1,425,678	194,212	58,667		1,678,557

Operating income	442,363	101,522	(66, 057)		477,828

Other income (expense):
Earnings from unconsolidated property funds	46,078	—	—		46,078
Earnings (losses) from CDFS joint ventures and other unconsolidated investees	6,421	21,065	(7,463	)(G)	20,023
Interest expense	(178,369)	(43,423)	(34,867	)(H)	(256,659)
Interest income and other income	17,505	24,961	(1,679	)(I)	40,787

Total other income (expense)	(108,365)	2,603	(44,009)		(149,771)

Earnings before minority interest	333,998	104,125	(110,066)		328,057
Minority interest	5,243	—	—		5,243

Earnings before certain net gains	328,755	104,125	(110,066)		322,814
Gains recognized on dispositions of certain non-CDFS business assets, net	—	20	(20	)(D)	—
Foreign currency exchange gains, net	15,979	—	—		15,979

Earnings before income taxes	344,734	104,145	(110,086)		338,793
Income taxes	26,892	7,470	(1,980	)(J)	32,382

Earnings from continuing operations	317,842	96,675	(108,106)		306,411
Less preferred share dividends	25,416	—	—		25,416

Earnings from continuing operations attributable to common shares	$292,426	$96,675	$(108,106)		$280,995

Weighted average common shares outstanding — Basic	203,337	103,872	39,378	(K)	242,715

Weighted average common shares outstanding — Diluted	213,713	105,839	39,378	(K)	253,091

Earnings from continuing operations per common share — Basic	$1.44	$0.93			$1.16

Earnings from continuing operations per common share — Diluted	$1.39	$0.91			$1.13

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PROLOGIS
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(A)	ProLogis’ historical condensed consolidated statement of operations includes the operations of the combined company for the period from September 15, 2005 to December 31, 2005. ProLogis’ audited consolidated financial statements for the year ended December 31, 2005 were included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the Securities and Exchange Commission on March 16, 2006.

(B)	Represents Catellus’ historical condensed consolidated statement of operations for the period from January 1, 2005 to September 15, 2005. Certain amounts have been reclassified to conform to ProLogis’ financial statement presentation.

(C)	Rental income and rental expenses are adjusted to: (i) remove Catellus’ historical straight-line rent adjustment; (ii) recognize the total minimum lease payments provided under the acquired leases on a straight-line basis over the remaining term from the assumed date of the Catellus Merger; (iii) include amortization of the asset and liability created at the assumed merger date associated with acquired leases where the net present value was assumed to be favorable or unfavorable to relative estimated market rates at the assumed date of the Catellus Merger; and (iv) increase real estate tax expense based on the expected revaluation of certain operating properties as a result of the Catellus Merger.

(D)	Represents adjustments to: (i) the deferred revenues recognized by Catellus that would not have been recognized had the Catellus Merger occurred as of the assumed merger date and (ii) the costs recognized by Catellus associated with asset dispositions to reflect those costs at the higher basis of the assets disposed of that resulted from the purchase price allocation performed as of the assumed merger date.

(E)	Management of ProLogis expects that the merger will create operational and general and administrative cost savings, including property management costs, costs associated with corporate administrative functions and executive compensation. There can be no assurance that ProLogis will be successful in achieving these anticipated costs savings. No estimate of these expected future cost savings has been included in the unaudited pro forma condensed consolidated statement of operations. Such adjustments cannot be factually supported in accordance with the Securities and Exchange Commission regulations governing the preparation of pro forma financial statements until such time as the operations of the two companies have been fully integrated.

(F)	Represents the increase in real estate depreciation expense as a result of the step-up in basis to record Catellus’ real estate at the estimated fair value at the assumed merger date and the increase in amortization expense related to intangible assets associated with acquired leases that were recognized under purchase accounting. Allocations of the step up to fair value were estimated between depreciable and non-depreciable components based on the asset type and market conditions. An estimated useful life of 30 years was assumed to compute the adjustment to real estate depreciation. For assets and liabilities associated with the value of in place leases, an average remaining lease term of five years was used to compute amortization expense.

(G)	As of the assumed merger date, Catellus’ investments in operating joint ventures and development joint ventures were recorded at fair value. The equity in earnings that Catellus recognized from these joint ventures has been adjusted to reflect the impact that these fair value adjustments would have on the earnings of the joint venture, primarily increases in depreciation expense (see Note D) and decreases in net gains recognized (see Note F).

(H)	Represents adjustments to interest expense as follows: (i) a decrease in interest expense resulting from the amortization of the premium recognized at the assumed merger date to adjust the Catellus secured debt that was assumed by ProLogis to fair value; (ii) an increase in interest

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expense associated with new debt issued in the Catellus Merger and other interest bearing liabilities that were assumed; (iii) the elimination of the historical amortization expenses associated with debt issuance costs; (iv) an increase in interest expense resulting from the amortization of debt issuance costs associated with the new debt issued in the Catellus Merger; and (v) a net increase in interest capitalized due to the increase in the balance of qualifying expenditures due to the step up to fair value resulting from the purchase price allocation, partially offset by the impact of ProLogis’ lower average interest rate.

The pro forma increase in interest expense as a result of the assumed issuance of new debt in the Catellus Merger is calculated on the market rates that management believes would have been available to ProLogis for the senior notes, lines of credit and short-term borrowings assumed to have been issued. Each 1/8% of 1% increase in the annual interest rate assumed with respect to the debt will increase the pro forma interest expense by $1.2 million for the year ended December 31, 2005.

(I)	Other income has been reduced as a result of the purchase price allocation which adjusted an asset balance that is associated with the income stream.

(J)	Adjustment to recognize: (i) the deferred income tax effect of certain of the pro form adjustments, primarily the adjustments to net gains from dispositions (see Note D) and adjustments to equity in earnings (see Note G) and (ii) to adjust the current income tax accrual based on additional information available after September 15, 2005.

(K)	The pro forma weighted average common shares outstanding are the historical weighted average shares of ProLogis for the year ended December 31, 2005, adjusted for the weighted average effect of the assumed issuance of approximately 55.9 million ProLogis common shares as of the January 1, 2005, the assumed date of the Catellus Merger. The common shares assumed to be issued are computed by applying the terms of the Catellus Merger to the actual Catellus weighted average common shares for the year.

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